UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

SG BLOCKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22563	95-4463937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Madison Avenue, Suite 16C NY, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-2423

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by SG Blocks, Inc. (the “Company”) in Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 3, 2013 (the “First 8-K”) and January 14, 2013, the Company entered into a Securities Purchase Agreement dated December 27, 2012 (the “Securities Purchase Agreement”) with Hillair Capital Investments L.P. (“Hillair”) and two other investors in connection with the Company’s  effort to sell up to a $1,750,000 subscription amount ($1,960,000 discount amount) in debentures and warrants.  With the investments from the two additional investors described below, to date the Company has raised $1,850,000, reflecting an oversubscription of $100,000 for the debentures and warrants.  The debentures and warrants sold and issued to Hillair pursuant to the Securities Purchase Agreement are referred to herein as the “Hillair Debentures” and the “Hillair Warrants”, respectively.

On April 24, 2013, the Company issued and sold to Frank Casano ("Casano"): (a) $448,000 in 8% Original Issue Discount Senior Secured Convertible Debentures due July 1, 2014, for a subscription amount of $400,000 (the “Casano Debenture”), and (b) a common stock purchase warrant (the “Casano Warrant”) to purchase up to 1,041,861 shares of the Company's common stock.  The sale and issuance of the Casano Debenture and Casano Warrant were consummated pursuant to the Securities Purchase Agreement, to which Casano became party on April 15, 2013.  Except for: (a) the “Original Issue Date” and “due date” of the Casano Debenture, (b) the “Issue Date” and the “Initial Exercise Date” of the Casano Warrant, and (c) conforming changes related to these changed dates, the Casano Debenture and Casano Warrant have same terms and conditions as the Hillair Debenture and Hillair Warrant, including with regard to conversion price ($0.43 per share, subject to adjustments upon certain events) and exercise price ($0.4488 per share, subject to adjustments upon certain events).  The Original Issue Date of the Casano Debenture and the Issue Date of the Casano Warrant is April 15, 2013.  The due date of the Casano Debenture is October 15, 2014 and the Initial Exercise Date of the Casano Warrant is October 15, 2013.

On April 30, 2013, the Company issued and sold to Scott Masterson (“Masterson”): (a) $112,000 in 8% Original Issue Discount Senior Secured Convertible Debentures due July 1, 2014, for a subscription amount of $100,000 (the “Masterson Debenture”), and (b) a common stock purchase warrant (the “Masterson Warrant”) to purchase up to 260,465 shares of the Company's common stock.  The sale and issuance of the Masterson Debenture and Masterson Warrant were consummated pursuant to the Securities Purchase Agreement, to which Masterson became party on April 15, 2013.  Except for: (a) the “Original Issue Date” and “due date” of the Masterson Debenture, (b) the “Issue Date” and the “Initial Exercise Date” of the Masterson Warrant, and (c) conforming changes related to these changed dates, the Masterson Debenture and Masterson Warrant have same terms and conditions as the Hillair Debenture and Hillair Warrant, including with regard to conversion price ($0.43 per share, subject to adjustments upon certain events) and exercise price ($0.4488 per share, subject to adjustments upon certain events).  The Original Issue Date of the Masterson Debenture and the Issue Date of the Masterson Warrant is April 15, 2013.  The due date of the Masterson Debenture is October 15, 2014 and the Initial Exercise Date of the Masterson Warrant is October 15, 2013.

Casano and Masterson also became party to the Security Agreement, dated as of December 27, 2012, described in Item 1.01 of the First 8-K (the “Security Agreement”), and a Security Agreement Addendum and a Securities Purchase Agreement Addendum, each dated April 15, 2013 (together, the “Addendums”), that conform references in the Security Agreement and Securities Purchase Agreement to the due date of the Casano Debenture and the Masterson Debenture.

The foregoing summaries of the material terms of the Casano and Masterson  Debentures and Warrants, as well as the Addendums, are qualified in their entirety by the full text of the agreements, which are filed as Exhibits 4.1 through 10.2 to this Form 8-K and are incorporated herein by reference.  The descriptions of the Subsidiary Guarantee dated as of December 27, 2012, the Securities Purchase Agreement, the Hillair Debenture, the Hillair Warrant and the Security Agreement included in Item 1.01 of the First 8-K are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference.

The issuances of the securities described above were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits
Exhibit No.                                Exhibits

4.1	Form of 8% Original Issue Discount Senior Secured Convertible Debenture due October 15, 2014.
4.2	Form of Common Stock Purchase Warrant.
10.1	Form of Addendum to Securities Purchase Agreement, dated April 15, 2013.
10.2	Form of Addendum Security Agreement dated April 15, 2013.
10.3	Securities Purchase Agreement, dated December 27, 2012. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 3, 2013.
10.4	Security Agreement dated December 27, 2012. Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013
SG BLOCKS, INC.

	By:	/s/ Brian Wasserman
		Name:	Brian Wasserman
		Title:	Chief Financial Officer